Exhibit 10.12

[__________] Dollars

PROMISSORY NOTE

San Francisco, California

[January 1], 2015

FOR VALUE RECEIVED, JMP GROUP LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to JMP GROUP INC., a Delaware corporation (the “Lender”) or its registered assigns pursuant to the terms of this promissory note (this “Note”) the principal sum of [________________________________________] Dollars ($[__________]), together with interest payable thereon.

1.     Definitions.

As used in this Note, the following terms have the following meanings (such meanings to be applicable to the singular and plural forms of such terms):

“Business Day” means any day other than a Saturday, Sunday, or other day on which banks are required or permitted to close in the County of San Francisco, California.

“Closing Date” means the date of this Note.

“Company” has the meaning given that term in the introductory paragraph hereof.

“Dollars” means lawful money of the United States of America.

“Fixed Rate” means [_.__]% per annum.

“Interest Payment Date” means each March 31, June 30, September 30, and December 31 occurring after the Closing Date; provided that if any such Interest Payment Date is a day other than a Business Day, such Interest Payment date will be the immediately preceding Business Day.

“Lender” has the meaning given that term in the introductory paragraph hereof.

“Maturity Date” means the date that is thirty (30) years from the date of this Note; provided that if such date is a day other than a Business Day, the Maturity Date will be the immediately preceding Business Day.

“Note” has the meaning given that term in the introductory paragraph hereof.

2.             Interest.

(a)           The unpaid principal of this Note will bear interest at a rate per annum equal to the Fixed Rate. Accrued interest will be payable in arrears on each Interest Payment Date following the Closing Date; provided that upon repayment or prepayment of this Note in whole or in part, accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment.

(b)           Interest on each Loan will be computed on the basis of a year consisting of 365 days and paid for actual days elapsed.

3.             Repayment of Principal.

(a)           Upon the Maturity Date, the Company shall repay all amounts payable under this Note, without deduction, setoff, or counterclaim, to the Lender.

(b)           The Company may prepay to the Lender principal and interest on this Note, in whole or in part, in advance of the Maturity Date at any time and for any reason without penalty and without the consent of the Lender.

4.             Default.

(a)           The Lender may declare all principal and interest outstanding under this Note immediately due and payable in full upon the occurrence of any of the following:

(i)       the failure of the Company to make any payment of principal or interest required under this Note within thirty (30) days after due; or

(ii)      the insolvency of the Company or the failure of the Company generally to pay its debts as such debts become due.

(b)           All principal and interest outstanding under this Note shall be immediately due and payable in full, without demand or notice of any kind, upon the occurrence of any of the following:

(i)       the commencement by or against the Company of any case under the federal bankruptcy laws or any other proceeding under any other laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment, or debtor relief;

(ii)      any assignment by the Company for the benefit of its creditors;

(iii)     the appointment of a receiver, trustee, custodian, or similar official for all or substantially all of the Company’s property; or

(iv)     the termination, dissolution, or liquidation of the Company.

(c)           If any amounts owing under this Note are not paid when due, the Company shall pay all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in the collection or enforcement of this Note.

(d)           To the extent permitted by law, the Company waives diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind.

5.             General.

(a)           Payments of principal and interest on the Loan must be made in immediately available funds in Dollars.

(b)           The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

(c)           The Company hereby authorizes the Lender to record on the schedule annexed to this Note the date of each payment or prepayment made by the Company and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of the Lender to make any such notation shall not affect the Company’s obligations hereunder.

(d)           This Note is governed by the internal laws of the State of California applicable to contracts made and to be performed entirely within such State.

(e)           This Note constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(f)           If one or more provisions of this Note are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Note, (ii) the balance of this Note will be interpreted as if such provision were so excluded, and (iii) the balance of this Note will be enforceable in accordance with its terms.

(a)

JMP GROUP LLC

By:

Name:

Title:

ACCEPTED: JMP GROUP INC.

By:

Name:

Title:

ANNEX I

LOANS AND PAYMENTS OF PRINCIPAL
Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

A-1